As filed with the Securities and Exchange Commission on January 29, 2008

Registration No. 333-147733

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3209022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703-8466

(Address of Principal Executive Offices)

Joseph M. Spagnardi

Senior Vice President, General Counsel and Secretary

Inspire Pharmaceuticals, Inc.

4222 Emperor Boulevard

Suite 200

Durham, North Carolina 27703-8466

(919) 941-9777

(Name and Address of Agent for Service)

Copies of Communications to:

Edward P. Bromley III, Esq.

Reed Smith LLP

136 Main Street—Suite 250

Princeton, New Jersey 08543-7839

(609) 987-0050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.001 par value per share	14,018,600	$5.11	$71,635,046	$2,199.20

(1)	Includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated based upon the average of the high and low reported sales prices of Inspire’s common stock as reported on the Nasdaq Global Market on November 27, 2007, solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share will be determined from time to time by the selling stockholder in connection with the sale of the common stock registered hereunder.
(3)	Pursuant to Rule 457(p) under the Securities Act of 1933, the currently due filing fee of $2,199.20 has been reduced by $1,765.82 previously paid by Inspire Pharmaceuticals, Inc. with respect to $13,937,000 of unsold securities registered by Inspire Pharmaceuticals, Inc. on registration statement no. 333-114517, which was originally filed on April 16, 2004 and declared effective on July 7, 2004. Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement related to these securities has been filed with the Securities and Exchange Commission. The selling stockholder may not sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 29, 2008

PROSPECTUS

14,018,600 Shares

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 14,018,600 shares of common stock by Warburg Pincus Private Equity IX, L.P. We will not receive any of the proceeds from the sale of the common stock offered and sold under this prospectus.

The prices at which the selling stockholder may sell its shares of common stock will be determined by the prevailing market price for the common stock or in negotiated transactions. The shares offered by this prospectus may be offered directly to investors or to or through underwriters, dealers or other agents. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. Additional information regarding the selling stockholder and the times and manner in which it may offer and sell common stock under this prospectus is provided under “Selling Stockholder” and “Plan of Distribution” in this prospectus.

Our common stock is quoted on the Nasdaq Global Market under the symbol “ISPH.” On January 28, 2008, the closing price of a share of our common stock on the Nasdaq Global Market was $4.30 per share.

Investing in our common stock involves risks. See “ Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, the selling stockholder named in this prospectus may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock that may be offered by the selling stockholder in the future. Each time the selling stockholder offers any shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 6.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference to this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

In this prospectus, we, us, our and Inspire refer to Inspire Pharmaceuticals, Inc., unless the context requires or indicates otherwise, and selling stockholder and Warburg refer to Warburg Pincus Private Equity IX, L.P.

i

SUMMARY

This summary highlights selected information and does not contain all the information that is important to you. You should read the following overview along with the more detailed information included herein or incorporated by reference in this prospectus, including risk factors regarding us and our financial statements.

About Inspire Pharmaceuticals, Inc.

We are a biopharmaceutical company dedicated to discovering, developing and commercializing prescription pharmaceutical products in disease areas with significant commercial potential or unmet medical needs. Our goal is to build and commercialize a sustainable pipeline of new treatments based upon our technical and scientific expertise, focusing in the ophthalmic and respiratory/allergy therapeutic areas. Our portfolio of products and product candidates in clinical development include:

PRODUCTS AND PRODUCT CANDIDATES	THERAPEUTIC AREA/ INDICATION	COLLABORATIVE PARTNER	CURRENT STATUS IN THE UNITED STATES
Products
AzaSite™	Bacterial conjunctivitis	InSite Vision	Promoting

Elestat®	Allergic conjunctivitis	Allergan	Co-promoting

Restasis®	Dry eye disease	Allergan	Co-promoting

Product Candidates in Clinical Development

ProlacriaTM (diquafosol tetrasodium)	Dry eye disease	Allergan and Santen Pharmaceutical	Phase 3; Approvable(1)

Denufosol tetrasodium	Cystic fibrosis	None	Phase 3

Epinastine nasal spray	Allergic rhinitis	Boehringer Ingelheim	Entering Phase 3

INS115644	Glaucoma	Wisconsin Alumni Research Foundation	Phase 1

(1)	In June 2003, we filed a New Drug Application with the Food and Drug Administration, or the FDA, for Prolacria for the treatment of dry eye disease. We have received two approvable letters from the FDA (in December 2003 and December 2005).

AzaSite is a topical anti-infective, in which azithromycin is formulated into an ophthalmic solution utilizing DuraSite®, a novel ocular drug delivery system. Azithromycin is a semi-synthetic antibiotic that is derived from erythromycin and since 1992, has been available via oral administration by Pfizer Inc. under the trade name Zithromax®. On April 27, 2007, AzaSite was approved by the FDA for the treatment of bacterial conjunctivitis in adults and pediatric patients one year old or older. In August 2007, we launched AzaSite in the United States and are promoting it to select eye care professionals, pediatricians and primary care providers. AzaSite is a trademark owned by InSite Vision Incorporated.

Elestat, a topical antihistamine with mast cell stabilizing and anti-inflammatory activity, was developed by Allergan for the prevention of ocular itching associated with allergic conjunctivitis.

Restasis is the first approved prescription product in the United States for the treatment of dry eye disease.

We co-promote Elestat and Restasis in the United States under agreements with Allergan, Inc., and we receive co-promotion revenue based upon Allergan’s net sales of these products. Elestat, Restasis and Prolacria are trademarks owned by Allergan.

Our ophthalmic products and product candidates are currently concentrated in the allergic and bacterial conjunctivitis, dry eye disease, and glaucoma indications. Our respiratory/allergy product candidates in clinical development are currently concentrated in the treatment of respiratory complications of cystic fibrosis and allergic rhinitis indications.

Corporate Information

We were incorporated in October 1993 and are located in Durham, North Carolina, adjacent to the Research Triangle Park. Our mailing address is 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 and our telephone number is (919) 941-9777.

RISK FACTORS

You should carefully consider the “Risk Factors” contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference, before deciding to invest in our common stock, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

FORWARD-LOOKING INFORMATION

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and within the meaning of Section 21E of the Exchange Act that are subject to the “safe harbor” created by those sections. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “believe,” “expect,” “future” and “intend” and similar expressions to identify forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by any forward-looking statements, including, without limitation, the risk factors listed above and other factors presented throughout this prospectus and any other documents filed by us with the Securities and Exchange Commission.

Because the risk factors referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of the common stock by the selling stockholder.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale, from time to time, of up to 14,018,600 shares of our common stock by Warburg.

        On July 17, 2007, we entered into a Securities Purchase Agreement with Warburg. Pursuant to the terms of the Securities Purchase Agreement, on July 20, 2007, we issued and sold to Warburg 140,186 shares of our Series A Exchangeable Preferred Stock at a price per share of $535.00, for an aggregate purchase price of $74,999,510. This transaction was undertaken in reliance on the exemption from registration provided in Rule 506 under the Securities Act. Each share of Series A Exchangeable Preferred Stock was initially exchangeable for one hundred shares of our common stock upon the later to occur of: (i) the approval by our stockholders of the exchange of the Series A Exchangeable Preferred Stock into common stock and (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act. On July 20, 2007, we entered into a Standstill Agreement with Warburg and certain of its controlled affiliates pursuant to which they agreed for three years not to increase their holdings of our securities beyond the lesser of: (x) 32.5% of our voting securities on a fully diluted basis and (y) 34.9% of our then outstanding voting securities plus the outstanding Series A Exchangeable Preferred Stock on an as exchanged to common stock basis. On July 17, 2007, we and Computershare Trust Company amended the Rights Agreement, dated October 21, 2002. Pursuant to this amendment, we agreed that Warburg will be exempt from the definition of an “Acquiring Person” under the Rights Agreement so long as it does not increase its Inspire common stock holdings beyond the limits set forth in the Standstill Agreement.

        On August 20, 2007, we received regulatory clearance under the HSR Act. On October 31, 2007, our stockholders approved the exchange of the Series A Exchangeable Preferred Stock held by Warburg for shares of our common stock, and that day we issued to Warburg 14,018,600 shares of common stock in exchange for all 140,186 issued and outstanding shares of Series A Exchangeable Preferred Stock.

Pursuant to the terms of a Registration Rights Agreement, dated July 20, 2007, between us and Warburg, we agreed to file the registration statement on Form S-3, of which this prospectus is a part, to register Warburg’s shares of our common stock for resale. We also agreed to pay all expenses related to the filing of the registration statement.

The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholder and certain other information regarding such stockholder as of December 31, 2007. The shares offered by this prospectus may be offered from time to time by the selling stockholder. The following table assumes that the selling stockholder will sell all of the shares being offered for its account by this prospectus. However, the selling stockholder may sell some, all or none of its shares of our common stock offered by this prospectus. The exact number of shares to be sold by Warburg, if any, will be included in a prospectus supplement containing the specific information about the terms of that offering. We do not know how long the selling stockholder will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of our common stock.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common Stock Beneficially Owned After the Offering (1)
	Number	Percent		Number	Percent
Warburg Pincus Private Equity IX, L.P.	14,018,600	24.8%	14,018,600	0	*

*	Less than one percent.
(1)	These figures assume that the selling stockholder will sell all of its shares available for sale during the effectiveness of the registration statement of which this prospectus is a part. The selling stockholder is not required to sell its shares. We have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act, and this information does not necessarily indicate beneficial ownership for any other purpose. Based on a Schedule 13D filed with the Securities and Exchange Commission on July 23, 2007, which reported beneficial ownership as of July 20, 2007, by Warburg, Warburg Pincus IX, LLC, a New York limited liability company and the sole general partner of Warburg (“WP IX LLC”), Warburg Pincus Partners LLC, a New York limited liability company and the sole member of WP IX LLC (“WPP LLC”), Warburg Pincus LLC, a New York limited liability company that manages Warburg (“WP LLC”), Warburg Pincus & Co., a New York general partnership and the managing member of WPP LLC (“WP”), and Messrs. Charles R. Kaye and Joseph P. Landy may each be deemed to beneficially own all 14,018,600 shares of common stock. Each of WP, WPP LLC, WP LLC, WP IX LLC, Mr. Kaye and Mr. Landy have disclaimed beneficial ownership of all shares of the common stock except to the extent of any indirect pecuniary interest therein. The percentages are based on 56,501,001 shares of our common stock outstanding on December 31, 2007.

Based on the information provided to us, (i) the selling stockholder purchased the shares of Series A Exchangeable Preferred Stock in the ordinary course of business and (ii) at the time of the purchase of the shares of Series A Exchangeable Preferred Stock and at the time it acquired the shares of common stock issued upon exchange of the shares of Series A Exchangeable Preferred Stock, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

Based on information provided to us, we believe that the selling stockholder is neither a registered broker-dealer nor an affiliate of a registered broker-dealer.

Relationship between Warburg and Inspire

Warburg is currently our largest stockholder. Pursuant to the Securities Purchase Agreement, for so long as Warburg owns a specified percentage of our common stock, our Board of Directors is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director one individual designated by Warburg and to cause such designee to be a member of each principal committee of our Board of Directors. Effective upon the closing of the sale of Series A Exchangeable Preferred Stock to Warburg on July 20, 2007, Mr. Jonathan S. Leff, who is a managing director and member of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., was appointed to our Board of Directors as Warburg’s designee.

PLAN OF DISTRIBUTION

The shares of our common stock covered by the registration statement, of which this prospectus is a part, are being offered on behalf of the selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest disposing of shares of our common stock or interests therein received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer. The shares of our common stock or interests therein may be sold from time to time by the selling stockholder directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The shares of our common stock may be sold by one or more of, or a combination of, the following methods, to the extent permitted by applicable law:

•	on the Nasdaq Global Market (or such other securities market or exchange on which our common stock may be listed);

•

a block trade in which the selling stockholder’s broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•	a broker or dealer may purchase the common stock as a principal and then resell the common stock for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	the distribution of shares to partners, members or security holders of the selling stockholder;

•	put or call option transactions or through short sales of shares;

•	to cover hedging transactions;

•	underwritten offerings; or

•	through a combination of any of these methods or any other legally available means.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Following our receipt of notice from the selling stockholder that it has entered into a material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will prepare and file a supplement that will disclose:

•	the name of the selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s) if any;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

From time to time the selling stockholder may solicit offers to purchase securities directly from the public, designate agents to solicit offers to purchase securities from the public on their behalf, sell securities to one or more dealers acting as principals, or sell securities to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If the selling stockholder sells securities to an underwriter, we and the selling stockholder may execute an underwriting agreement with them at the time of sale. Any broker-dealers, agents or underwriters that participate with the selling stockholder in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters may be deemed to be underwriting commissions or discounts under the Securities Act.

Broker-dealers, underwriters or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers, underwriters or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer, underwriter or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

In connection with the offering, an underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. An underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over allotment option. “Naked” short sales are any sales in excess of such option. An underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by an underwriter in the open market prior to the completion of the offering.

An underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City. In this prospectus, the term “this offering” does not refer to any subsequent resales of securities in market-making transactions.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock offered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder against specified liabilities, including specified liabilities under the Securities Act, and the selling stockholder agreed to indemnify us against certain liabilities, including liabilities under the Securities Act. We also agreed to maintain the effectiveness of this registration statement, subject to certain exceptions, until the earlier of: (1) the date on which all shares covered by the registration statement of which this prospectus is a part have been sold or otherwise disposed of pursuant to this prospectus and (2) the date on which the shares may be resold by the selling stockholder and its affiliates in any 90 day period pursuant to Rule 144 under the Securities Act or on which all of such shares are eligible for resale pursuant to Rule 144 (without giving effect to Rule 144(k)). The selling stockholder may sell all, some or none of the shares offered by this prospectus or interests therein.

LEGAL MATTERS

Legal matters with respect to the validity of the common stock offered under this prospectus will be passed upon for us by Reed Smith LLP, Princeton, New Jersey.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov. Our website Internet address is www.inspirepharm.com. Information contained on, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 16, 2007;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007;

•

our current reports on Form 8-K filed January 4, 2007, January 22, 2007, February 15, 2007, February 16, 2007 as amended on February 20, 2007 and February 22, 2007, February 21, 2007, March 2, 2007, April 4, 2007, May 1, 2007, May 9, 2007, June 13, 2007, June 20, 2007, June 28, 2007, July 11, 2007, July 23, 2007, July 27, 2007, August 20, 2007, August 27, 2007, September 12, 2007, October 11, 2007, October 19, 2007, November 29, 2007, December 18, 2007 (two reports), December 21, 2007, January 14, 2008 and January 24, 2008 as amended on January 24, 2008.

•	our definitive proxy statement on Schedule 14A filed on April 27, 2007;

•	our definitive proxy statement on Schedule 14A filed on October 1, 2007; and

•

the description of our common stock contained in the section entitled “Description of Securities” in the prospectus forming part of our Registration Statement on Form S-1, as amended (File No. 333-31174), and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

All documents filed under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

We will provide without charge to any person to whom this prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus). Our SEC file number for Exchange Act documents is 000-31135. Requests should be directed to Joseph M. Spagnardi, Corporate Secretary, 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 at telephone number is (919) 941-9777.

Any statement contained in this prospectus or in a document incorporated by reference into, or deemed to be incorporated by reference into, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference into, or is deemed to be incorporated by reference into, this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the estimated costs and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the common stock being registered pursuant to this registration statement. All amounts except the Securities and Exchange Commission registration fee and the Nasdaq listing fee are estimated:

Securities and Exchange Commission Registration Fee	$2,199
Nasdaq Listing Fee	$65,000
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$6,000
Printing and Engraving Fees	$2,500
Miscellaneous	$1,301

Total	$102,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its certificate of incorporation to limit the personal liability of its directors for violations of their fiduciary duty of care. Accordingly, Article Nine of our amended and restated certificate of incorporation states that a director will not be personally liable to the company or to our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined. Subsection (b)(7) of Section 102 of the DGCL states that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended, then the liability of a director will be eliminated or limited to the fullest extent permitted by the amended DGCL.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of that action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification will be made, however, in respect to any claim, issue or matter as to which that person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which that action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or such other court deems proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, that person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him; that the indemnification provided by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. The determination of whether indemnification is proper under the circumstances, unless made by a court, is determined by: (a) a majority of the disinterested members of the board of directors or board committee; (b) independent legal counsel (if a quorum of the disinterested members of the board of directors or board committee is not available or if the disinterested members of the board of directors or a board committee so direct); or (c) the stockholders.

Section 145 also empowers us to purchase and maintain insurance on behalf of our directors or officers against any liability asserted against them or incurred by them in any such capacity or arising out of their status as our directors or officers whether or not we would have the power to indemnify them against the liabilities under Section 145. We currently carry liability insurance for the benefit of our directors and officers that provides coverage for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act or any actual or alleged employment practices violation; with respect to the company, any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act by the company, but solely in regard to a securities claim; written demand for monetary, non-monetary or injunctive relief; civil, criminal, administrative or regulatory proceedings; and civil, criminal, administrative or regulatory investigation of an insured person once such person is identified in writing and after the service of a subpoena. Under the policy, a securities claim means a claim alleging a violation of any federal, state, local or foreign regulation, rule or statute regulating securities. A securities claim does not include administrative or regulatory proceedings or investigations against the company unless a claim is continuously made against an insured person. Under the policy, an employment practices claim includes actual or alleged wrongful dismissal, discharge or termination of employment, harassment, discrimination, retaliation, employment related misrepresentation, employment related libel, slander, humiliation, defamation or invasion of privacy, wrongful failure to employ or promote, wrongful deprivation of career opportunity, wrongful demotion or negligent employee evaluation, and wrongful discipline. Among other exclusions, our current policy specifically excludes coverage for: pending and prior litigation, including any administrative or regulatory proceeding or investigation prior to January 23, 1998; profit or advantage not legally entitled to, deliberate criminal or fraudulent acts (subject to judgment or final adjudication establishing such act was committed); bodily injury or property damage claims, including libel, slander, defamation, emotional distress; violations of ERISA; indemnifiable pollution claims; outside directorship positions, except for non-profit entities upon specific written request; claims alleging failure or omission to effect or maintain adequate insurance; claims that are brought by or on behalf of the company or an insured person (such exclusion does not apply to: claims that are brought totally independent of the company or any director or officer; claims for contribution or indemnity; employment practices claims; claims brought in a bankruptcy proceeding; claims brought by former directors and officers after 4 years); and professional errors and omission exclusion, except for securities claims for mismanagement.

Article Ten of our amended and restated certificate of incorporation requires that we indemnify, to the fullest extent permitted by the DGCL, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the company, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Any amendment or repeal of Article Ten of our amended and restated certificate of incorporation shall not adversely affect any right or protection of a director or officer with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

ITEM 16.	EXHIBITS

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 8, 2006)

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 18, 2007)

3.3	Certificate of Designations of Series H Preferred Stock (Incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K filed on March 7, 2003)

3.4	Certificate of Amendment to Certificate of Designations of Series H Preferred Stock of Inspire Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed on July 23, 2007)

3.5	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Inspire Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed on July 23, 2007)

3.6	Certificate of Retirement of Series A Exchangeable Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 21, 2007)

4.1	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our registration statement on Form S-1 (Registration No. 333-31174) which became effective on August 3, 2000)

4.2	Rights Agreement, dated as of October 21, 2002, between Inspire Pharmaceuticals, Inc. and Computershare Trust Company, which includes the form of Certificate of Designation of Series H Preferred Stock of Inspire Pharmaceuticals, Inc. as Exhibit “A”, the form of Rights Certificate as Exhibit “B” and the Summary of Rights to Purchase Preferred Stock as Exhibit “C” (Incorporated by reference to Exhibit 4.1 to the Form 8-K filed on October 22, 2002)

4.3	First Amendment to Rights Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Computershare Trust Company (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on July 23, 2007)

4.4	Registration Rights Agreement, dated July 20, 2007, between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P. (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 23, 2007)

5.1*	Opinion of Reed Smith LLP

10.1	Securities Purchase Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 23, 2007)

10.2	Standstill Agreement, dated July 20, 2007, among Inspire Pharmaceuticals, Inc., Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners, LLC and Warburg Pincus & Co. (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on July 23, 2007)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney

*previously filed

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, State of North Carolina, on January 29, 2008.

INSPIRE PHARMACEUTICALS, INC.

By:	/S/ CHRISTY L. SHAFFER
Christy L. Shaffer President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ CHRISTY L. SHAFFER	President & Chief Executive Officer
Christy L. Shaffer	(principal executive officer) and Director	January 29, 2008

/S/ THOMAS R. STAAB, II	Chief Financial Officer & Treasurer
Thomas R. Staab, II	(principal financial officer and principal accounting officer)	January 29, 2008

/S/ KENNETH B. LEE, JR.*	Chairman of the Board
Kenneth B. Lee, Jr.		January 29, 2008

/S/ JONATHAN S. LEFF*	Director
Jonathan S. Leff		January 29, 2008

/S/ KIP A. FREY*	Director
Kip A. Frey		January 29, 2008

/S/ NANCY J. HUTSON*	Director
Nancy J. Hutson		January 29, 2008

/S/ RICHARD S. KENT*	Director
Richard S. Kent		January 29, 2008

/S/ WILLIAM R. RINGO, JR.*	Director
William R. Ringo, Jr.		January 29, 2008

* POWER OF ATTORNEY

Christy L. Shaffer, by signing her name hereto, does sign this Pre-Effective Amendment No. 1 on behalf of each of the persons indicated above for whom she is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

By:	/S/ CHRISTY L. SHAFFER
Christy L. Shaffer Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 8, 2006)

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 18, 2007)

3.3	Certificate of Designations of Series H Preferred Stock (Incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K filed on March 7, 2003)

3.4	Certificate of Amendment to Certificate of Designations of Series H Preferred Stock of Inspire Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed on July 23, 2007)

3.5	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Inspire Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed on July 23, 2007)

3.6	Certificate of Retirement of Series A Exchangeable Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 21, 2007)

4.1	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our registration statement on Form S-1 (Registration No. 333-31174) which became effective on August 3, 2000)

4.2	Rights Agreement, dated as of October 21, 2002, between Inspire Pharmaceuticals, Inc. and Computershare Trust Company, which includes the form of Certificate of Designation of Series H Preferred Stock of Inspire Pharmaceuticals, Inc. as Exhibit “A”, the form of Rights Certificate as Exhibit “B” and the Summary of Rights to Purchase Preferred Stock as Exhibit “C” (Incorporated by reference to Exhibit 4.1 to the Form 8-K filed on October 22, 2002)

4.3	First Amendment to Rights Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Computershare Trust Company (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on July 23, 2007)

4.4	Registration Rights Agreement, dated July 20, 2007, between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P. (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 23, 2007)

5.1*	Opinion of Reed Smith LLP

10.1	Securities Purchase Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 23, 2007)

10.2	Standstill Agreement, dated July 20, 2007, among Inspire Pharmaceuticals, Inc., Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners, LLC and Warburg Pincus & Co. (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on July 23, 2007)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney

*previously filed